Exhibit 10.1

[Execution]

AMENDMENT NO. 6 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 6”) dated May 12, 2005 by and among AEP Industries, Inc. (“Borrower”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated November 20, 2001, by and among Agent, Lenders and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement dated December 9, 2001, Amendment No. 2 dated July 10, 2002 and Amendment No. 3 dated October 16, 2002, Amendment No. 4 to Loan and Security dated February 3, 2005, Consent and Amendment No. 5 dated as of February 25, 2005 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”); and

WHEREAS, Borrower has requested that Agent and Lenders agree to amend the conditions in the Loan Agreement for the permitted redemption of the Senior Subordinated Notes;

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definition. The Loan Agreement is hereby amended to include, in addition and not in limitation, the term “Amendment No. 6” which shall mean Amendment No. 6 to Loan and Security Agreement by and among Borrower, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Interpretation. For purposes of this Amendment No. 6, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 6.

2. Indebtedness. Section 9.9(f)(v) of the Loan Agreement is hereby amended by deleting clause (E) of such Section in its entirety and replacing it with the following:

“(E) all payments in respect of any such purchase, redemption, retirement, defeasance or other acquisition by Borrower pursuant to any such notice shall be made on or before June 30, 2005;”

3. Representations and Warranties. Borrower represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent (or Agent on behalf of Lenders) to Borrower:

(a) As of the date hereof and after giving effect to the consents provided for herein, no Default or Event of Default exists or has occurred and is continuing.

(b) This Amendment No. 6 and each other agreement or instrument to be executed and delivered by Borrower in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of Borrower and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

4. Conditions Precedent. The effectiveness of the consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received an executed original or executed original counterparts of this Amendment No. 6 (as the case may be), duly authorized, executed and delivered by Borrower;

(b) Agent shall have received such approvals of the Lenders to the terms of this Amendment No. 6 as may be required in the determination of Agent under the terms of the Loan Agreement; and

(c) Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment No. 6 which Borrower is required to obtain from any other Person, and such consent, waiver or approval shall be in form and substance satisfactory to Agent.

5. Provisions of General Application.

(a) Effect of this Amendment.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 6 and the other Financing Agreements, the terms of this Amendment No. 6 shall control. The Loan Agreement and this Amendment No. 6 shall be read and construed as one agreement.

(b) Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Counterparts. This Amendment No. 6 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 6, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendments No. 6 by telefacsimile shall have the same force and effect as delivery of an original manually executed counterpart of this Amendment No. 6. Any party delivering any executed counterpart of this Amendment No. 6 by telefacsimile shall also deliver an original manually executed counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment No. 6 as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION,
successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Eric Storz

Title:	Vice President

AEP INDUSTRIES, INC.

By:	/s/ James B. Rafferty

Title:	Vice President & Treasurer